Tutor Perini Corporation

15901 Olden Street

Sylmar, CA 91342

Tel: 818/362-8391  Fax: 818/367-9574

Ronald N. Tutor

Chairman & CEO

August 11, 2017

Mr. Leonard Rejcek

Executive Vice President, CEO Building Segment

Re: Amendment to May 9, 2017 Employment Agreement

Dear Leonard:

The following supersedes, in entirety, the provisions discussed in point 3) of your Employment Agreement letter dated May 9, 2017 regarding the stock options and stock grants related to your employment. Accordingly, under the amended terms you will receive the following:

Award Date Contract Year Unrestricted Stock Units Restricted Stock Units Stock Options Vesting Date Vesting Criteria 8/16/2017 1 20,000 6/1/2018 Time - 1 year 6/1/2017 - 6/1/2018 6/1/2018 1 20,000 6/1/2018 Immediately vesting when awarded on 6/1/18 8/16/2017 2 10,000 10,000 3/15/2019 Performance for 2018(1) 8/16/2017 2 10,000 10,000 6/1/2021 Time - 3 years 6/1/2018 - 6/1/2021 8/16/2017 3 10,000 10,000 3/16/2020 Performance for 2019(1) 8/16/2017 3 10,000 10,000 6/1/2022 Time - 3 years 6/1/2019 - 6/1/2022 Total 20,000 40,000 60,000

(1)Based on achieving 80% of the performance goal to be established by the Compensation Committee.

Sincerely,

TUTOR PERINI CORPORATION

/s/ Ronald N. Tutor
Ronald N. Tutor
Chairman & CEO

I accept the terms of the amendment to May 9, 2017 Employment Agreement set forth above:

/s/ Leonard Rejcek	8/11/17
Leonard Rejcek	Date